UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

Maison Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, California 91754
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 737-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On November 22, 2023, Maison Solutions Inc. (the “Company”) entered into certain securities purchase agreements (the “Securities Purchase Agreements”) with certain investors (each an “Investor,” and, collectively, the “Investors”) who are “non-U.S. persons” as defined in Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Securities Purchase Agreements, the Company agreed to sell an aggregate of 1,190,476 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), to the Investors at a per share purchase price of $4.20 (the “Offering”). The Offering closed on November 22, 2023 (the “Closing Date”).

The Securities Purchase Agreements contain the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type. Additionally, each Investor represented that he or she is not a resident of the United States and is not a “U.S. person” as defined in Rule 902(k) of Regulation S and are acquiring the Shares for investment purposes. In reliance on the Investors’ representations to the Company, the Shares issued in the Offering are exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder.

The foregoing disclosure of the Securities Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

Registration Rights Agreements

In connection with the Offering, on November 22, 2023, the Company entered into certain registration rights agreements (the “Registration Rights Agreements”) with each Investor, providing for the registration for resale of the Shares pursuant to a registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). The Company has agreed to use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable following the Closing Date, but in no event later than 14 calendar days following the Closing Date. Once the Registration Statement is declared effective by the SEC (the “Effective Date”), the Company has agreed to keep the Registration Statement continuously effective for a period that extends from the Effective Date until the earlier of (i) the one year anniversary of the Effective Date or (ii) such date that all of the Investors may sell all of the Registrable Securities (as such term is defined in the Registration Rights Agreements) owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or manner of sale or otherwise.

The Company has granted the Investors customary indemnification rights in connection with the Registration Rights Agreements. The Investors have also granted the Company customary indemnification rights in connection with the Registration Statement.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety.

Joseph Stone Capital, LLC (the “JSC”) acted as placement agent for the Offering. The Company agreed to pay JSC a cash fee equal to 7.25% of the aggregate gross proceeds from the sale of the Shares in the Offering.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On November 22, 2023, the Company issued a press release announcing the completion of the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated November 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2023	MAISON SOLUTIONS INC.

	By:	/s/ John Xu
John Xu
Chief Executive Officer, Chairman and President

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